SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (date of earliest event reported): February 17, 2011

WAUSAU PAPER CORP.
(Exact name of registrant as specified in its charter)

WISCONSIN	0-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE
MOSINEE, WI 54455-9099
(Address of principal executive offices, including Zip Code)

(715) 693-4470
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers:  Compensatory Arrangements of Certain Officers.

On February 17, 2011, Wausau Paper Corp. announced that Henry C. Newell will be appointed to the position of executive vice president and chief operating officer effective March 1, 2011.

Mr. Newell, 53, joined the Company in 2007 as vice president-business development.  Mr. Newell was promoted to the position of senior vice president-specialty products in January 2009.  Mr. Newell helped lead the consolidation of the Company’s specialty products and printing and writing business segments, and, in January 2010, he assumed the role of senior vice president-paper when the consolidation of these business segments was complete.

Prior to joining the Company in 2007, Mr. Newell served as vice president and chief financial officer at Atlas Holdings LLC, an industrial holding company with portfolio investments that included companies in the wood products and paper and packaging sectors.

A press release containing the Company’s announcement is attached to this report as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1

Press release dated February 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  February 17, 2011

By:  SCOTT P. DOESCHER

Scott P. Doescher

Executive Vice President–Finance

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated February 17, 2011

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. §232.102(d))

Exhibit 99.1

Press release dated February 17, 2011